SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT, made and entered into as of the 20 th day of May, 1998 by and between TRION, INC. (hereinafter called the "Company"), a Pennsylvania corporation with principal executive offices in Sanford, North Carolina,
                               a
                                n
                                 d
         STEVEN L. SCHNEIDER, an individual residing in Sanford, North Carolina (hereinafter called the "Executive");

                          WITNESSETH THAT:

         WHEREAS, the Executive has been employed by the Company as its President and Chief Executive Officer since May 24, 1993, originally under an Employment Agreement dated March 31, 1993 (the "Original Employment Agreement") and subsequently under an Amended and Restated Employment Agreement dated July 28, 1995 (the "First Amended and Restated Employment Agreement"); and

         WHEREAS, the Company desires to continue such employment and the Executive desires to continue to serve in the aforesaid capacity under the amended and restated terms and conditions provided in this Second Amended and Restated Employment Agreement; and

         WHEREAS, the execution and delivery of this Second Amended and Restated Employment Agreement have been duly authorized by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") and ratified by the Board;

         NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

    1. Term. The term of the Executive's employment, which commenced under the Original Employment Agreement on May 24, 1993 (the "Commencement Date"), shall continue through May 24, 1998 under this Second Amended and Restated Employment Agreement, subject to the further extension of such term as hereinafter provided and earlier expiration of such term as provided in Paragraph 5. The term of this Second Amended and Restated Employment Agreement shall be extended automatically for one (1) year as of May 24, 1998 and each annual anniversary date thereof unless, no later than ninety (90) days prior to any such date, either the Board, on behalf of the Company, or the Executive, gives written notice to the other, in accordance with Paragraph 12, that the term of this Second Amended and Restated Employment Agreement shall not be so extended.

    2. Duties. During the period of employment as provided in Paragraph 1 hereof, the Executive shall serve as President and Chief Executive Officer of the Company and perform all duties consistent with such positions at the direction of the Board. In addition, the Executive shall serve as a member of the Board (and of any committees thereof to which the Executive is appointed). The Executive shall devote his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and satisfactorily his duties hereunder.

    3. Base Salary. For services performed by the Executive for the Company pursuant to this Second Amended and Restated Employment Agreement during the period of employment as provided in Paragraph 1 hereof, the Company shall pay the Executive a base salary of at least $214,000 per year (the "Base Salary"), subject to review and adjustment by the Board or the Committee and payable in accordance with the Company's regular practices. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Company or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the Base Salary to which the Executive shall be entitled under this Second Amended and Restated Employment Agreement.

    4. Other Benefits. In addition to the Base Salary to be paid to the Executive pursuant to Paragraph 3 hereof, the Executive shall also be entitled to the following:

         (a) Participation in Plans. The Executive shall be eligible for participation in any bonus, incentive, stock option or similar plan or program now in effect or hereafter established by the Company in the same manner and to the same extent as, and subject to the same criteria pertaining to, other senior executives of the Company. To the extent he is otherwise qualified to do so, the Executive shall also participate in the various retirement, benefit and other plans maintained in force by the Company from time to time.

         (b) Fringe Benefits. The Executive shall be entitled to perquisites of office, fringe benefits and other similar benefits consistent with the Company's present practices.

         (c) Expense Reimbursement. The Company shall reimburse the Executive, upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Second Amended and Restated Employment Agreement.

         (d) Vacation. The Executive shall be entitled to three (3) weeks of vacation during each year of this Second Amended and Restated Employment Agreement, or such greater period as the Board shall approve, without reduction in salary or other benefits.

         (e) Automobile Allowance. The Executive shall receive an annual automobile allowance of $8,000, payable in equal monthly installments.

    5. Termination. Unless earlier terminated in accordance with the following provisions of this Paragraph 5, the Company shall continue to employ the Executive and the Executive shall remain employed by the Company during the entire term of this Second Amended and Restated Employment Agreement as set forth in Paragraph 1. Paragraph 6 hereof sets forth certain obligations of the Company in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 5 and Paragraph 6 hereof are defined in Paragraph 5(c) below.

         (f) Death or Disability. Except to the extent otherwise expressly stated herein, this Second Amended and Restated Employment Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a six (6) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially the Executive's usual and customary duties under this Second Amended and Restated Employment Agreement and (ii) the date that the Board determines, on the basis of such evidence as it may reasonably deem sufficient, that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially the Executive's usual and customary duties under this Second Amended and Restated Employment Agreement for a period of at least six (6) consecutive months. The Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of its decision to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination the Base Salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Company.

         (g) Discharge for Cause. The Board may discharge the Executive from his employment hereunder for Cause. Any discharge of the Executive by the Board for Cause shall be communicated in writing to the Executive in accordance with Paragraph 12 of this Agreement.

         (h) Definitions. For purposes of this Paragraph 5 and Paragraph 6 hereof, the following capitalized terms shall have the meanings set forth below:

               (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's Base Salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid.

               (ii) "Cause" shall mean conviction of the Executive of (or a plea of no contest with respect to) a felony or a misdemeanor involving moral turpitude or a determination by the Board or the Committee that the Executive has engaged in serious misconduct (such as dishonesty, insubordination, willful failure to perform a material or significant portion of his duties or other act or omission materially detrimental to the business or reputation of the Company or materially damaging to the relationships of the Company with its customers, suppliers or employees).

               (iii) "Date of Termination" shall mean (A) in the event of a discharge of the Executive by the Board or a resignation by the Executive, the date the Executive (in the case of discharge) or the Company (in the case of resignation) receives written notice of such termination of employment or any later date specified therein (which date shall be not more than fifteen (15) days after the giving of such notice), (B) in the event of the Executive's death, the date of the Executive's death, and (C) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 5(a), the date the Executive receives written notice of such termination.

               (iv) "Discharge For Cause" shall mean a termination by the Company of the Executive's employment for Cause pursuant to Paragraph 5(b).

               (v) Resignation With Good Reason shall mean any termination by the Executive of the Executive's employment within one (1) year after the occurrence of any of the following:

                   (A) A substantial reduction in the Base Salary under Paragraph 3, benefits or perquisites provided the Executive;

                               (B) A relocation of the Executive's principal place of business to a location which is more than 50 miles from its current location;
                   (C) The assignment to the Executive of any duties inconsistent in any respect with the Executive's current position with the Company (including status, offices, titles and reporting requirements), or any action by the Company which results in diminution in such positions, or the Executive's current authority, duties or responsibilities, but excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company, promptly after receipt of written notice thereof given by the Executive in accordance with this Agreement; or

			                   (D)  Any failure by the Company to comply with and
         satisfy Paragraph 10(c) of this Second Amended and Restated Employment
         Agreement.

		                   (E)  The giving of notice to the Executive by the Company, pursuant to Paragraph 1, that the term of this Second Amended and
         Restated Employment Agreement shall not be extended in accordance with Paragraph 1.

         (vi) "Termination Without Cause" shall mean a discharge by the Company of the Executive from his employment without Cause.

    6.  Obligations of the Company Upon Termination.

          (a) Death, Disability, Resignation (Other Than a Resignation With Good Reason) or Discharge For Cause. If the Executive's employment with the Company terminates because of death, disability, resignation (other than a Resignation With Good Reason) or a Discharge For Cause:

               (i) the Company shall pay to the Executive all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; and

               (ii) the Executive shall be entitled to receive all benefits accrued by him as of the Date of Termination under the Company's retirement, incentive, or other benefit plans in which the Executive was participating as of the Date of Termination, including accrued benefits payable by reason of the Executive's death or disability, if applicable (but only to the extent not previously paid or distributed to the Executive) in such manner and at such time as are provided under the terms of such plans and arrangements; and

               (iii) except as otherwise provided in Paragraph 15 hereof, all other obligations of the Company hereunder shall cease forthwith.

         (b) Termination Without Cause or Resignation With Good Reason. In the event of a Termination Without Cause (other than in the case of disability) or a Resignation With Good Reason:

               (i) the Company shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; and

               (ii) an amount equal to the product of three (3) times the sum of (A) the highest Base Salary during the term of this Second Amended and Restated Employment Agreement and (B) the full "Target Award" fixed for the Executive for the then current fiscal year shall be paid to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; and

               (iii) an incentive bonus equal to the full "Target Award" fixed for the Executive for the then current fiscal year multiplied by a fraction, the numerator of which is the number of days in the then current fiscal year through the Date of Termination and the denominator of which is 365, shall be paid to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; and

               (iv) an amount equal to the sum of (A) the maximum contributions that could have been made by the Company on the Executive's behalf to all defined contribution plans of the Company (assuming that the Executive had made the maximum allowable contributions to such plans) and (B) the present value of the benefits that the Executive could have accrued under all defined benefit plans of the Company, had the Executive continued to participate in such plans for the three (3)-year period following the Date of Termination, shall be paid to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; and

               (v) for a period of two (2) years, the Company shall arrange to provide the Executive, at the Company's cost, with life, disability and health-and-accident insurance coverage providing substantially similar benefits to those which the Executive was receiving immediately prior to the Date of Termination, to the extent the Company continues to maintain benefit plans providing for such benefits for executives generally; provided, however, that the Company may cease providing such benefits at such time as the Executive is provided with substantially equivalent benefits by another employer; and

               (vi) the Executive shall be entitled to receive all benefits accrued by him as of the Date of Termination under the Company's retirement, incentive or other benefit plans in which the Executive was participating as of the Date of Termination (but only to the extent not previously paid or distributed to the Executive) in such manner and at such time as are provided under the terms of such plans; and

               (vii) except as otherwise provided in Paragraph 15 hereof, all other obligations of the Company hereunder shall cease forthwith.

          (d) Limitation on Payments. Notwithstanding the foregoing or any other provision of this Second Amended and Restated Employment Agreement to the contrary, if tax counsel selected by the Company and acceptable to the Executive determines that any portion of any payment under this Second Amended and Restated Employment Agreement would constitute an "excess parachute payment," then the payments to be made to the Executive under this Second Amended and Restated Employment Agreement shall be reduced (but not below zero) such that the value of the aggregate payments that the Executive is entitled to receive under this Second Amended and Restated Employment Agreement and any other agreement or plan or program of the Company shall be one dollar ($1) less than the maximum amount of payments which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code; provided, however, that the foregoing limitation shall not apply in the event that such tax counsel determines that the benefits to the Executive under this Second Amended and Restated Employment Agreement on an after-tax basis (i.e., after federal, state and local income and excise taxes) if such limitation is not applied would exceed the after-tax benefits to the Executive if such limitation is applied.

     7. Indemnification. The Company shall defend and hold the Executive harmless to the fullest extent permitted by applicable law in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive as a Director, officer or employee of the Company, or of any other person or enterprise for which the Executive serves or acts in such capacity at the request of the Company. Expenses incurred by the Executive in defending a claim, action, suit or investigation or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of an undertaking by or on behalf of the Executive to repay said amount if it shall ultimately be determined that the Executive is not entitled to be indemnified hereunder. The foregoing shall be in addition to any indemnification rights the Executive may have by law, contract, charter, by-law or otherwise.

     8. Confidential Information. The Executive will not, during or after the term of this Second Amended and Restated Employment Agreement, disclose to any firm or person any information, except as otherwise required by law, including but not limited to information about the Company, its affiliates and its customers, that is treated as confidential by the Company or an affiliate, to which the Executive has gained or gains access by reason of his position as an employee of the Company or of an affiliate of the Company. Except as otherwise required by law, the Company will not, without the Executive's written consent, disclose to any person any personal or confidential information about the Executive.

     9. Right to Injunctive Relief. The Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if the Executive breaches any of his obligations under Paragraph 8 above. Accordingly, the Executive agrees that the Company will be entitled to seek injunctive relief against any breach or prospective breach by the Executive of the Executive's obligations under Paragraph 8 in any Federal or State court of competent jurisdiction sitting in the State of North Carolina. The Executive hereby submits to the jurisdiction of such courts for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief, and agrees that process may be served on the Executive by registered mail, addressed to the last address of the Executive known to the Company, or in any manner authorized by law.

     10. Successors. (a) This Second Amended and Restated Employment Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Second Amended and Restated Employment Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Second Amended and Restated Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Second Amended and Restated Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Second Amended and Restated Employment Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Second Amended and Restated Employment Agreement by operation of law, or otherwise.

     11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:
          (a)  to the Company or the Board, to:
                  Trion Inc.
                  101 McNeill Road
                  P.O. Box 760
                  Sanford, North Carolina 27331-0760

                  Attention:  Trion Inc.
                              Board of Directors
                              c/o Corporate Secretary

          (b)  to the Executive, to:
                  Steven L. Schneider
                  1706 Wilkins Drive
                  Sanford, North Carolina 27330

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     12. Execution in Counterparts. This Second Amended and Restated Employment Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     13. Unconditional Obligations; Dispute Resolution. The Company's obligation to make the payments provided for under this Second Amended and Restated Employment Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. Any controversy or claim arising out of or relating to this Second Amended and Restated Employment Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in accordance with the internal laws of the State of North Carolina by three arbitrators, one of whom shall be appointed by the Board, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Paragraph 13. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     14. Jurisdiction and Governing Law. Jurisdiction over disputes with regard to this Second Amended and Restated Employment Agreement shall be exclusively in the courts of the State of North Carolina, and this Second Amended and Restated Employment Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of North Carolina, other than the conflict of laws provisions of such laws.

     15. Survival. The provisions of this Paragraph 15 and Paragraphs 6 through 10, 13, 14, 16, and 17 shall survive the termination of this Second Amended and Restated Employment Agreement to the extent necessary to effectuate the respective purposes of such provisions.

     16. Severability. If any provision of this Second Amended and Restated Employment Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Second Amended and Restated Employment Agreement.

     17. Miscellaneous. This Second Amended and Restated Employment Agreement, and any Stock Option Agreements between the parties hereto, embody the entire understanding of the parties hereto, and supersede all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Second Amended and Restated Employment Agreement are for convenience of reference only and shall not be construed as part of this Second Amended and Restated Employment Agreement or to limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amended and Restated Employment Agreement as of the day and year first above written.

Attest:                                  TRION INC.
__________________________               By:________________________________
                                         Title:_____________________________

WITNESS:                                 EXECUTIVE
__________________________               ___________________________________
			                                         Steven L. Schneider